Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

This certification is provided pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and accompanies the annual report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2010 of Och-Ziff Capital Management Group LLC (the “Company”).

We, Daniel S. Och and Joel M. Frank, the Chief Executive Officer and Chief Financial Officer, respectively, of the Company certify that, to the best of our knowledge:

i.	The Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

ii.	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 28, 2011	/s/ Daniel S. Och
		Name: Title:	Daniel S. Och Chief Executive Officer, Executive Managing Director and Chairman of the Board of Directors

Date:	February 28, 2011	/s/ Joel M. Frank
		Name: Title:	Joel M. Frank Chief Financial Officer, Senior Chief Operating Officer, Executive Managing Director and Director